Exhibit 23.1

Consent of Independent Registered

Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 1, 2012 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Fíbria’s Annual Report on Form 20-F for the year-ended December 31, 2011. We also consent to the inclusion of the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Auditores Independentes

São Paulo, Brazil

March 12, 2012